Consent of Independent Accounting Firm

We consent to the use of our report dated September 27, 2005 and the financial statements included in the Registration Statement (Form SB-2) of Artcraft V, Inc. dated January 13, 2007.

/s/ Lichter, Yu & Associates
Lichter, Yu & Associates

January 17, 2007